                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     SUNSHINE MINING AND REFINING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                      SUNSHINE MINING AND REFINING COMPANY
                         877 West Main Street, Suite 600
                               Boise, Idaho 83702

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 24, 1999

         The 1999 Annual Meeting of Stockholders of Sunshine Mining and Refining Company (the "Company") will be held on May 24, 1999 at 1:00 p.m., local time, at 877 W. Main Street, Suite 600, Boise, Idaho to conduct the following business:

                  1. To elect seven (7) members of the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified;

                  2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         Only Stockholders of record at the close of business on March 26, 1999, will be entitled to notice of and to vote at the Meeting. A list of these stockholders will be available for inspection for ten (10) days preceding the meeting at the office of the Secretary of the Company, 877 West Main Street, Suite 600, Boise, Idaho 83702, and at the meeting.

         Whether or not you plan to attend the Meeting, please date and sign the enclosed proxy card and return it in the accompanying envelope, which requires no postage if mailed in the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

                                             By Order of the  Board of Directors


                                             Rebecca L. Saunders
                                             Secretary



March 31, 1999

                                 PROXY STATEMENT

             GENERAL INFORMATION, VOTING SECURITIES AND RECORD DATE

         This Proxy Statement and the form of proxies are first being mailed to stockholders on or about March 31, 1999, in connection with the solicitation of proxies by Sunshine Mining and Refining Company, a Delaware corporation (the "Company") for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m., local time, on Monday, May 24, 1999, at 877
W. Main Street, Suite 600, Boise, Idaho, and at any adjournment or adjournments thereof. The Company held its last annual meeting on May 20, 1998.

         The close of business on Friday, March 26, 1999, has been fixed as the record date (the "Record Date"), at which 272,305,578 shares of Common Stock of the Company were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

         The presence, in person or by proxy, of a majority of the Common Stock will constitute a quorum at the Annual Meeting and any adjournment(s) thereof. The favorable vote of a majority of the shares of Common Stock represented at the meeting is required to elect the directors. Stockholders have no appraisal or similar rights with respect to any of the matters being voted on at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. A broker non-vote will have no effect on the outcome of the election of directors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         To the knowledge of the Company, the following persons own five percent (5%) or more of the Company's Common Stock:


     (1)                                 (2)                                         (3)                   (4)
   TITLE OF                     NAME AND ADDRESS OF                           AMOUNT AND NATURE          PERCENT
    CLASS                        BENEFICIAL OWNER                            OF BENEFICIAL OWNER         OF CLASS
   --------                     -------------------                          -------------------         --------
Common Stock                     Elliott Associates, L.P.                         11,300,916(1)            4.2%
                                 712 5th Ave., 36th Fl.
                                 New York, New York 10019

                                 Westgate International, L.P.                     23,681,201(1)            8.7%
                                 c/o Midland Bank Trust Corporation
                                 (Cayman) Limited
                                 P.O. Box 1109, Mary Street
                                 Grand Cayman
                                 Cayman Islands, British West Indies

                                                                                  -------------
                                                                                  29,422,204(1)            9.9%

         (1) Paul E. Singer and Braxton Associates, L.P., a New Jersey limited partnership which is controlled by Singer, are the general partners of Elliott Associates, L.P. Hambledon, Inc., a Cayman Islands corporation, is the sole general partner of Westgate International, L.P. Martley International, Inc., a Delaware corporation, is the investment manager for Westgate. The reporting persons constitute a "group" as defined in Rule 13d-5(b)(1) with respect to their beneficial ownership of the Common Stock. Elliott beneficially owns $1,705,000 principal amount of 8% debentures (which convert into 1,705,000 shares of Common Stock, $2,942,406 principal amount of 5% convertible notes which convert into an estimated 5,162,116 shares of Common Stock) and 4,433,800 shares of Common Stock, totaling 11,300,916 shares of Common Stock. Westgate and Martley beneficially own 1,729,085 warrants exercisable into Common Stock, $16,690,000 principal amount of 8% Debentures (which convert into 16,690,000 shares of Common Stock), $2,942,406 principal amount of 5% convertible notes (which convert into an estimated 5,162,116 shares of Common Stock) and 100,000 shares of Common Stock, totaling 23,681,201 shares of Common Stock. Elliott has the power to vote or direct the vote of, and to dispose of or direct the disposition of, the Common Stock owned by it. Pursuant to terms of the 5% convertible notes, Elliott, Westgate and Martley may not have beneficial ownership of Common Stock exceeding 9.9% of all outstanding shares of Common Stock.

         The following table presents certain information regarding the number of shares of Common Stock beneficially owned by each director, nominee, Named Executive Officer, and by all directors and officers as a group as of the Record Date. All individuals have sole voting and investment power with respect to the shares owned.

                                                                           AMOUNT AND NATURE OF        PERCENT
NAME OF INDIVIDUAL                            TITLE OF CLASS               BENEFICIAL OWNERSHIP       OF CLASS
------------------                            --------------               --------------------       --------
 G. Chris Andersen                              Common Stock                    199,928 (1)            --(3)
 V. Dale Babbitt                                Common Stock                    150,801(1)             --(3)
 Harry F. Cougher                               Common Stock                    309,179(1)             --(3)
 William W. Davis                               Common Stock                    733,300(1)             --(3)
 George M. Elvin                                Common Stock                    155,800(1)(2)          --(3)
 Daniel D. Jackson                              Common Stock                    192,000(1)             --(3)
 Oren G. Shaffer                                Common Stock                    141,750(1)             --(3)
 John S. Simko                                  Common Stock                    925,969(1)             --(3)
 Robert B. Smith. Jr.                           Common Stock                    165,000(1)             --(3)
 All officers and directors as a group          Common Stock                  2,973,727(4)              1%


----------------

(1) Includes the following shares subject to purchase pursuant to stock options exercisable within sixty days: Mr. Andersen, 130,000 shares; Mr. Babbitt, 135,000 shares; Mr. Cougher, 300,000 shares; Mr. Davis, 600,000 shares; Mr. Elvin 120,000 shares; Mr. Jackson, 180,000 shares; Mr. Shaffer, 130,000 shares; Mr. Simko, 865,000 shares; and Mr. Smith, 130,000 shares.

(2)      Includes 17,800 shares owned by Mr. Elvin's wife.

(3)      Less than 1%.

(4) Includes 2,590,000 shares subject to purchase pursuant to stock options and warrants exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company believes based on its review of Forms 3, 4 and 5, furnished to the Company for the fiscal year ended December 31, 1998 and written representations that no other reports were required for such fiscal year that all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The following seven (7) persons are nominated for election as directors. Each nominee is presently a director of the Company.

                                                      POSITION(S) WITH COMPANY, PRINCIPAL OCCUPATION
       NAME                            AGE                        AND BUSINESS HISTORIES
       ----                            ---            ----------------------------------------------
G. Chris Andersen................      60      Director  since May 1983;  Partner  of  Andersen,
                                               Weinroth  & Co.  LP  since  January  1996;  until
                                               August  1995,  was Vice  Chairman --  PaineWebber
                                               Incorporated  for  more  than  five  years  prior
                                               thereto.

V. Dale Babbitt..................      62      Director  since  December  1992;  President  (for
                                               more  than the past five  years)  and CEO of N.L.
                                               Terteling  Family   Interest,   Inc.  (dba)  J.A.
                                               Terteling  &  Sons  Co.,  the  Managing   General
                                               Partner  for  investments  consisting  of  mining
                                               interests, oil & gas, real estate and securities.

George M. Elvin..................      56      Director  since June 1994.  Financial  Consultant
                                               (for  more than the past  five  years)  and since
                                               August  1992  is  the  owner  and   President  of
                                               Windsor IBC, Inc. a brokerage  firm member of the
                                               NASD.

Daniel D. Jackson................      70      Director  since  May  1983;  Principal,   Jackson
                                               Capital  LLC since  1996;  Managing  Director  of
                                               Hambrecht  &  Quist,   Inc.,  a  San   Francisco,
                                               California   based   investment    banking   firm
                                               (1990-1996).

Oren G. Shaffer..................      56      Director  since June 1993.  Since  October  1994,
                                               Executive   Vice-President  and  Chief  Financial
                                               Officer of Ameritech Corporation;  previously was
                                               President of Vigrocap,  a venture capital company
                                               (October   1991  to   October   1994);   and  was
                                               Executive   Vice   President,   Chief   Financial
                                               Officer and Director of Goodyear  Tire and Rubber
                                               Co. from January, 1990 to October 1992.

John S. Simko....................      60      Director,  Chairman and Chief  Executive  Officer
                                               since  1996;   Director,   President   and  Chief
                                               Executive  Officer  of the  Company  since  1992;
                                               previously  (since  1984)  served the  Company as
                                               Senior Vice President and General Counsel.

Robert B. Smith, Jr..............      61      Director  since June 1993.  Mr.  Smith has been a
                                               private  investor  since 1984 and  Trustee of the
                                               Dalkon Shield Trust since 1989.

         Directors are elected annually to serve until the next annual meeting of stockholders or until their respective successors are elected.

CERTAIN OTHER MATTERS

         No family relationships exist between any director, executive officer or person nominated to become a director or executive officer.

         Mr. Andersen is a director of All Star Systems, Inc., Terex  Corp.
and Headway Corporate Resources, Inc.; Mr. Jackson is an advisory director of CCC Information Services Group, Inc. and a director of ABRA, Inc.; Mr. Shaffer is a director of Taiwan Equity Fund, Inc. and Singapore Fund, Inc.; and Mr. Smith is a director of Stratesec Corp. Each of these companies has a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934.

MEETINGS AND COMMITTEES

         The Board of Directors of the Company held five (5) meetings during 1998, and all members attended at least seventy-five percent (75%) of the meetings.

         The Audit Committee, consisting of Messrs. Smith and Elvin, with Mr. Smith as Chairman, has the authority to recommend to the Board of Directors the independent accountants to perform the annual audit of the Company; to review the performance of such auditors; to develop the general policies and procedures used by the Company with respect to internal auditing, accounting and financial controls; and to provide the independent auditors with access to the Board of Directors. One (1) meeting of the Audit Committee was held during 1998.

         The Compensation and Transaction Committee, consisting of Messrs. Jackson, Babbitt, and Shaffer, with Mr. Jackson as Chairman, has the authority to establish all compensation, including salaries, bonuses and the terms and conditions of the same for all executive officers of the Company; to administer the stock option plans and determine the individuals to receive, and the amount of and times of granting of, stock options; to establish the terms and conditions of any employment contract executed between the Company and its officers; and to establish insurance, pension, retirement and other benefits for officers of the Company. The Committee reviews transactions between the Company and directors, officers or employees of the Company that exceed $50,000, and recommends persons to serve as directors and officers of the Company. If nominees to the Board of Directors are recommended by stockholders, these recommendations will be considered by the Committee. Recommendations by stockholders should be submitted to the Secretary of the Company and should identify the recommended nominee by name and provide detailed background information. Two (2) meetings of this Committee were held during 1998.

         The Finance Committee, consisting of Messrs. Andersen, Shaffer, Elvin and Simko, with Mr. Andersen as Chairman, has the authority to review all proposed changes to the capital structure of the Company and to make all decisions concerning investments of funds by the Company. No meetings of the Finance Committee were held during 1998.

                    MANAGEMENT REMUNERATION AND TRANSACTIONS

COMPENSATION OF EXECUTIVE OFFICERS

         The following are the executive officers (the "Named Executive Officers") of the Company:

                                                      POSITION(S) WITH COMPANY, PRINCIPAL OCCUPATION
     NAME                              AGE                        AND BUSINESS HISTORIES
     ----                              ---            ----------------------------------------------
John S. Simko                          60      Director,  Chairman and Chief  Executive  Officer
                                               since December, 1996; Director,
                                               President and Chief Executive
                                               Officer of the Company since
                                               December 1992; previously (since
                                               1984) served the Company as
                                               Senior Vice President and General
                                               Counsel.

William W. Davis                       45      Executive  Vice  President  and  Chief  Financial
                                               Officer  since  December,  1995,  and Senior Vice
                                               President  and  Chief  Financial  Officer  of the
                                               Company since  September 1992.  Previously,  from
                                               1983,   served  in  various   capacities   as  an
                                               employee of the Company.

Harry F. Cougher                       56      Senior  Vice   President   and  Chief   Operating
                                               Officer-Mining  since January  1994.  Previously,
                                               since 1984,  served in various  capacities  as an
                                               employee of the Company.

--------

         The following table sets forth the total compensation paid by the Company, or accrued for the account of each of the "Named Executive Officers" for calendar years 1998, 1997, and 1996. There were no other executive officers whose salary and bonus for the year ended December 31, 1998, exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
               ANNUAL COMPENSATION                                         AWARDS            PAYOUTS
-----------------------------------------------------------------          ------            -------
     (A)                          (B)             (C)          (D)           (G)               (H)           (I)
                                                                         SECURITIES
                                                                         UNDERLYING           LTIP         ALL OTHER
                                                 SALARY       BONUS     OPTIONS/SARS         PAYOUTS     COMPENSATION
 NAME AND PRINCIPAL POSITION       YEAR           ($)          ($)           (#)               ($)          ($)(1)
 ---------------------------       ----          ------       -----     ------------         -------     --------------
John S. Simko,                     1998         360,031       55,000            0              0           10,798
Chairman & Chief Executive         1997         360,031       43,100            0              0           12,894
Officer                            1996         297,534            0      650,000              0           13,500

William W. Davis,                  1998         242,547       26,400            0              0           10,798
Exec. Vice Pres. & Chief           1997         221,888       24,000            0              0           12,894
Financial Officer                  1996         201,890            0      400,000              0           13,500

Harry F. Cougher                   1998         145,025       10,200            0              0           10,476
Sr. Vice Pres. &                   1997         132,598       13,400            0              0           11,811
Chief Operating Officer-Mining     1996         114,348            0      100,000              0           10,291


----------------

(1) Includes income received pursuant to the Company's Employees Savings and Security Plan (the "Savings Plan") in which all employees of the Company, other than those covered by collective bargaining agreement, may participate, and the Sunshine Defined Contribution Plan (the "DC Plan"). Payments to Mr. Simko under the Savings Plan were $4,800, $4,750, and $4,500 in 1998, 1997, and 1996, respectively; and under the DC Plan were $5,998, $8,144 and $9,000 in 1998, 1997, and 1996. Payments to Mr. Davis under the Savings Plan were $4,800, $4,750, and $4,500 in 1998, 1997, and 1996, respectively; and under the DC Plan were $5,998, $8,144 and $9,000 in 1998, 1997, and 1996, respectively. Payments to Mr. Cougher under the Savings Plan were $4,657, $4,380 and $3,430 for 1998, 1997, and 1996, respectively; and under the DC Plan were $5,819, $7,431 and $6,861 for 1998, 1997, and 1996, respectively. The Savings Plan is an individual account plan which provides for deferred compensation as described in Section 401(k) of the Internal Revenue Code and is subject to and complies with all of the principal protective provisions of Titles I and II of the Employee Retirement Income Security Act of 1974 ("ERISA"). The DC Plan replaced the Company's Defined Benefit Pension Plan as of January 1, 1994, and is subject to and complies with ERISA.

OPTIONS GRANTS IN LAST FISCAL YEAR

         No stock options were granted to the Named Executive Officers in the year ended December 31, 1998.

 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table provides information on option exercises in fiscal 1998 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1998.

        (A)                      (B)        (C)                 (D)                            (E)
------------------------------------------------------------------------------------------------------------------
                               SHARES      VALUE        NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                             ACQUIRED ON  REALIZED     UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/SARS
                             EXERCISE (#)   ($)       OPTIONS/SARS AT FY-END (#)              AT FY-END ($)
                             ------------ --------    ----------------------------      --------------------------
       NAME                                           EXERCISABLE    UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
       ----                                           -----------    -------------      -----------  -------------
  John S. Simko, CEO             0             0        865,000             0                0              0
  William W. Davis               0             0        600,000             0                0              0
  Harry F. Cougher               0             0        300,000             0                0              0

  ----------------

 PENSION PLANS

         On December 31, 1993, the Company froze its Defined Benefit Pension Plan (the "Pension Plan"), which was replaced as of January 1, 1994, by the Company's DC Plan. The Pension Plan was maintained for the benefit of employees, except those covered by a collective bargaining agreement. The following table shows the estimated annual benefits payable under the Pension Plan as in effect on December 31, 1993; after which date benefits ceased to accrue. The examples assume retirement at age 65 after assumed periods of service, and a fixed level of social security benefits.

                                            RETIREMENT BENEFIT AT AGE 65
                                            ----------------------------
                                                 YEARS OF SERVICE
                                                 ----------------
     REMUNERATION           5              10           15            20               25             30
     ------------        ------          ------      -------       -------         -------         -------
        75,000         $ 6,000          $12,000      $18,500      $ 24,000        $ 30,000       $ 36,500
       100,000           8,000           16,000       25,000        33,000          41,000         49,000
       150,000          13,000           25,000       38,000        51,000          64,000         76,000
       200,000          17,000           34,000       52,000        69,000          86,000        103,000
       250,000          22,000           43,000       65,000        87,000         109,000        115,641
       300,000          26,000           52,000       79,000       105,000         115,641        115,641
       350,000          31,000           61,000       92,000       115,641         115,641        115,641

  ---------------

         The years of credited service at December 31, 1993, for Mr. Simko was nine years; for Mr. Davis was ten years; and for Mr. Cougher was nine years. Employees who are age 55 and who have fifteen years of employment with the Company are eligible for early retirement, and will receive approximately 75% of the accrued benefits they would have received at age 65. Mr. Simko's employment contract provides that he shall be eligible for early retirement notwithstanding that he will have less than fifteen years of service with the Company upon expiration of his employment contract. See "EMPLOYMENT CONTRACTS".

  COMPENSATION OF DIRECTORS

         Directors who are not employees receive an annual retainer of $25,000 and $1,250 per day for each board and committee meeting attended. Directors who so elect are covered by the Sunshine Mining Health Insurance Plan. During 1998, directors received compensation as follows in gold, cash and/or health benefits: Messrs. Andersen $28,750, Babbitt $37,337, Elvin $31,250, Jackson $35,140, Shaffer $28,750 and Smith $36,087.

 EMPLOYMENT CONTRACTS

         Effective January 1, 1994, each of Messrs. Simko, Davis and Cougher entered into written employment agreements (the "Employment Agreements") with the Company for a term of three years. In December 1995, the Employment Agreements for Messrs. Simko, Davis and Cougher were amended to extend the term to December 31, 1999 and again in September 1998 to extend the term to December 31, 2002.

         In the event of the disability or death, the Employment Agreements provide for the continued payment of the base compensation for the remaining term, subject to reduction for disability payments separately provided by the Company. The employees receive such annual incentive compensation based on the performance of the Company or other criteria as may be awarded in the discretion of the Board of Directors, and participate in any employee benefit, welfare, deferred compensation, stock option plan, or any other plan or arrangement of the Company now or hereafter adopted for the benefit of officers or employees generally. In addition, Mr. Simko's agreement provides that he is deemed to have qualified for early retirement under the Company's Pension Plan notwithstanding that at the expiration of the agreement he shall have less than 15 years of service with the Company.

         Pursuant to the Employment Agreements, the Company will indemnify each employee in the event that he is made, or threatened to be made, a party to any action or proceeding, including any action by or in the right of the Company by reason of the provision of services by him to the Company. Claims or controversies arising under the Employment Agreements will be resolved through arbitration, and all resulting legal and accounting fees and other expenses will be paid by the Company.

COMPENSATION AND TRANSACTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following non-employee directors served on the Compensation and Transaction Committee of the Company's Board of Directors during the last completed fiscal year: Daniel D.
 Jackson, V. Dale Babbitt and Oren G. Shaffer.

     The Committee is responsible for reviewing executive compensation and recommending appropriate changes to the Board of Directors. The Board approves increases in base salaries and awards of incentive compensation, if any, for any executive or employee whose overall compensation would exceed $100,000.

     The Committee believes in compensating executives based on business performance and their respective contributions; however, the Committee also recognizes the pressure on cash costs, including salaries, created by the prolonged slump in silver prices. The Company's executive compensation in general is lower than the mining industry, particularly Hecla Mining Company and Coeur d'Alene Mines Corporation (the "Peer Companies").

     The Committee annually reviews base salaries and performance and recommended changes are presented to the full Board. The Committee also reviews the appropriateness of alternative pay systems to reward performance, maintain competitiveness and align the executives' interest with those of the stockholders, including cash bonuses, stock bonuses, stock grants, stock options or other forms of compensation.

     Several key objectives were established for executive officers in 1998. They were stated in a general, rather than quantitative, manner because fluctuating precious metals markets and the uncertainty of exploration results complicate quantification efforts. Because each of the key objectives could contribute to the profitability of the Company and increase shareholder worth, each objective was given relatively equal consideration by the Committee.

     The key objectives were as follows:

     (1) Increase silver production from the Sunshine Mine to approximately six million ounces of silver at a reduced cash cost per ounce of silver in 1998;

     (2) Strengthen the Company's financial condition and balance sheet to enable the Company to continue exploration and development of Pirquitas and to be in position to explore and develop other appropriate properties;

     (3) Continue work required to establish additional reserves and complete the bankable feasibility study of Pirquitas in 1998;

     (4) Identify and acquire new exploration projects;

     (5) Increase investor awareness of the Company;

     (6) Establish a plan to return the Company to profitability by 2000.

     The decline in silver prices continued in the last half of 1998, which hampered efforts to return to profitability and negatively impacted the Common Stock price. Cash operating costs per ounce of silver declined $0.57 in 1998 primarily due to an increase in silver production of 1.6 million ounces (36.5%) over 1997 to 5.8 million ounces; however, these reduced costs were partially offset by a $0.50 per ounce reduction in by-product credits due to lower lead, copper and antimony prices.

     Progress was made in other categories. The Company increased reserves at Pirquitas to over 100 million ounces of silver; completed a preliminary feasibility study for Pirquitas; and caused a bankable feasibility study to be completed by the second quarter of 1999; and increased investor awareness about the Company through direct mailings, meetings with analysts and participation at investment conferences.

     The Committee recommended no increases in salary to Messrs. Davis and Cougher. A 21% bonus payable to Mr. Davis in 1999 was approved by the Committee.

     The Committee recommended no change in Mr. Simko's compensation and his overall compensation remains below counterparts in the Peer Companies.

                                Daniel D. Jackson
                                 V. Dale Babbitt
                                 Oren G. Shaffer

                                PERFORMANCE GRAPH

         The accompanying chart compares the returns on investments since December 31, 1993, on the Standard and Poors 500, industry peer group, and the Company's Common Stock. The comparable company index includes the Company, Hecla Mining Company and Coeur d'Alene Mines Corporation.



                                    [GRAPH]



 COMPANY NAME/INDEX                1993    1994      1995     1996      1997    1998
 ------------------------------------------------------------------------------------
 SUNSHINE MINING & REFINING        100     64.98     49.98    37.47    39.99    19.99
 S&P 500 INDEX                     100    101.32    139.40   171.40   228.59   293.91
 PEER GROUP                        100     75.83     60.39    49.97    40.97    24.29

                              STOCKHOLDER PROPOSALS


         Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by December 2, 1999, for inclusion in the proxy statement and proxy relating to that meeting. Stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 15, 2000.


                                VOTING BY PROXIES


         A PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH ITS TERMS. UNLESS OTHERWISE INDICATED, THE PROXY CARDS WILL BE VOTED FOR THE ELECTION OF DIRECTORS TO SERVE AS INDICATED AND IN THE DISCRETION OF THE PROXY ON ANY OTHER PROPOSAL THAT MAY COME BEFORE THE MEETING. A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

         At the date of this Proxy Statement, the Board of Directors knows of no other matters which will be presented for consideration at the Annual Meeting.


                               GENERAL INFORMATION


         No representative of Ernst & Young LLP, the Company's independent public accountants, will be present at the Annual Meeting.

         All expenses in connection with this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone, telegram, mail or in person. The Company may also reimburse brokers and other custodians, nominees and fiduciaries holding shares in their names, for their reasonable expenses in sending material to the beneficial owners of shares and obtaining their proxies.

         Copies of the Company's annual report on Form 10-K, including audited financial statements for the year ended December 31, 1998, may be obtained without charge by writing to the Company at 877 West Main Street, Suite 600, Boise, Idaho 83702, Attn: Rebecca L. Saunders, Secretary, by telephone request to (208) 345-0660, or at the Securities and Exchange Commission web site (http:\\www.sec.gov).

                                           SUNSHINE MINING AND REFINING COMPANY


 March 31, 1999

                      SUNSHINE MINING AND REFINING COMPANY
                         877 WEST MAIN STREET, SUITE 600
                               BOISE, IDAHO 83702

                      THIS PROXY IS SOLICITED ON BEHALF OF
         THE BOARD OF DIRECTORS OF SUNSHINE MINING AND REFINING COMPANY

         The undersigned hereby appoints John S. Simko, William W. Davis and Robert H. Peterson, or any of them, with full power of substitution, as Proxies and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock, par value $.01, of Sunshine Mining and Refining Company (the "Company") held of record by the undersigned on March 26, 1999, at the Annual Meeting of Stockholders to be held on May 24, 1999, or any adjournment(s) thereof.

1.   ELECTION OF DIRECTORS
     [ ]  FOR all nominees listed below                [ ]  WITHHOLD AUTHORITY
          (except as marked to the contrary below)          to vote for all nominees listed below

     G. CHRIS ANDERSEN, V. DALE BABBITT, GEORGE M. ELVIN, DANIEL D. JACKSON,
              OREN G. SHAFFER, JOHN S. SIMKO, ROBERT B. SMITH, JR.

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

     --------------------------------------------------------------


2. In their discretion, to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
     DIRECTED. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE "FOR" THE
     ELECTION OF THE NOMINEES FOR DIRECTOR.

     Please sign exactly as name appears below.


                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

                                    Date                                ,  1999
                                         ------------------------------

                                         --------------------------------------
                                                  Signature

                                         --------------------------------------
                                             Signature if held jointly

                                    Please mark, sign, date and promptly return this proxy card using the enclosed envelope.
